As filed with the Securities and Exchange Commission on October 15, 2008	Registration No. 333-152741

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-4

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Invitrogen Corporation

(Exact name of registrant as specified in its charter)

Delaware	2836	33-0373077
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Invitrogen Corporation

5791 Van Allen Way

Carlsbad, California 92008

Telephone: (760) 603-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John A. Cottingham, Esq.

Senior Vice President, General Counsel and Secretary

Invitrogen Corporation

5791 Van Allen Way

Carlsbad, California 92008

Telephone: (760) 603-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES TO:

Jonathan Klein, Esq. Steven L. Wasserman, Esq. DLA Piper US LLP 1251 Avenue of the Americas New York, New York 10020 Telephone: (212) 335-4500 Facsimile: (212) 335-4501	William B. Sawch, Esq. Senior Vice President and General Counsel Applied Biosystems Inc. 301 Merritt 7 Norwalk, Connecticut 06851 Telephone: (203) 840-2900 Facsimile: (203) 840-2902	Robert B. Pincus, Esq. Steven J. Daniels, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Rodney Square, 7th Floor Wilmington, Delaware 19801 Telephone: (302) 651-3000 Facsimile: (302) 651-3001

Approximate date of commencement of proposed sale to the public: As promptly as practicable after this Registration Statement becomes effective and upon consummation of the transactions described herein.

If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post—effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒

Registration No 333-152741

Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note:

This post-effective amendment to our Registration Statement on Form S-4 (Registration No. 333-152741) is filed for the purpose of filing as Exhibits 8.1 and 8.2, respectively, opinions of DLA Piper LLP (US) as to certain federal income tax matters (and the related consent of DLA Piper LLP (US)) and of Skadden, Arps, Slate, Meagher & Flom LLP (and the related consent of Skadden, Arps, Slate, Meagher & Flom LLP) as to certain income tax matters, which supersede the opinions previously filed as Exhibits 8.1 and 8.2, respectively, to pre-effective Amendment No. 1 to the Registration Statement. The opinions filed as exhibits hereto are being filed in connection with Supplement No. 1, dated October 15, 2008, to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement, which has been filed with the SEC pursuant to Rule 425. The Supplement describes Amendment No. 2, dated October 15, 2008, to the Agreement and Plan of Merger, dated June 11, 2008, and amended as of September 9, 2008, by and among Invitrogen Corporation, Atom Acquisition, LLC, Atom Acquisition Corporation and Applied Biosystems Inc. (formerly known as Applera Corporation) and provides updated information regarding the potential tax consequences of the merger.

All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the Registration Statement on Form S-4.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Security Act of 1933, this registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on October 15, 2008.

INVITROGEN CORPORATION
Date:	October 15, 2008

		By:	/s/ John A. Cottingham, Esq.
John A. Cottingham, Esq.
General Counsel

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

* Gregory T. Lucier	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2008

* David F. Hoffmeister	Chief Financial Officer (Principal Financial Officer)	October 15, 2008

* Kelli A. Richard	Vice President, Finance (Principal Accounting Officer)	October 15, 2008

* Raymond V. Dittamore	Director	October 15, 2008

* Donald W. Grimm	Director	October 15, 2008

* Balakrishnan S. Iyer	Director	October 15, 2008

* Bradley G. Lorimier	Director	October 15, 2008

* Per A. Peterson, Ph.D.	Director	October 15, 2008

* Ronald A. Matricaria	Director	October 15, 2008

* W. Ann Reynolds, Ph.D.	Director	October 15, 2008

* David C. U’Prichard, Ph.D.	Director	October 15, 2008

* By:               /s/ John A. Cottingham, Esq.

John A. Cottingham, Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
2.1	Agreement and Plan of Merger, dated as of June 11, 2008, by and among Invitrogen Corporation, Atom Acquisition, LLC and Applera Corporation (1)

2.2	Amendment No. 1, dated September 9, 2008 to Agreement and Plan of Merger, dated as of June 11, 2008, by and among Invitrogen Corporation, Atom Acquisition, LLC and Applied Biosystems, Inc. (formerly known as Applera Corporation) (2)

2.2	Amendment No. 2, dated October 15, 2008 to Agreement and Plan of Merger, dated as of June 11, 2008 and amended as of September 9, 2008, by and among Invitrogen Corporation, Atom Acquisition, LLC and Applied Biosystems, Inc. (formerly known as Applera Corporation) (3)

3.1	Restated Certificate of Incorporation of Invitrogen as amended (4)

3.2	Amended and Restated Bylaws of Invitrogen (5)

3.3	Certificate of Correction to the Restated Certificate of Incorporation of Invitrogen, dated February 21, 2001 (6)

5.1	Opinion of DLA Piper LLP (US) regarding the validity of the securities being registered*

8.1	Opinion of DLA Piper LLP (US) as to certain federal income tax matters**

8.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain income tax matters***

23.1	Consent of Ernst & Young LLP, independent auditors*

23.2	Consent of PricewaterhouseCoopers LLP, independent auditors*

23.3	Consent of DLA Piper LLP (US) (included as part of Exhibit 5.1 hereto)**

23.4	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.2 hereto)***

24	Powers of Attorney*

99.1	Consent of Moelis & Company LLC*

99.2	Consent of UBS Securities LLC*

99.3	Consent of Morgan Stanley & Co. Incorporated (included as part of Annex D to the joint proxy statement/prospectus that forms a part of this registration statement)*

99.4	Consent of Greenhill & Co., LLC*

99.5	Election Form and Letter of Transmittal*

99.6	Letter to Clients*

99.7	Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*

99.8	Form of Proxy Card of Invitrogen Corporation*

99.9	Form of Proxy Card of Applied Biosystems Inc.*

*	Previously filed.
**	Filed herewith. Supersedes the previously filed Exhibit 8.1 and Exhibit 23.3, respectively.
***	Filed herewith. Supersedes the previously filed Exhibit 8.2 and Exhibit 23.4, respectively.

(1)	Incorporated by reference to Annex A to the joint proxy statement/prospectus forming a part of this Registration Statement.
(2)	Incorporated by reference to Annex B to the joint proxy statement/prospectus forming a part of this Registration Statement.
(3)	Incorporated by reference to the Registrant’s Current Report on Form 8-K filed with the SEC on October 15, 2008 (File No. 000-25317).
(4)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K for the Year Ended December 31, 2007 (File No. 000-25317).
(5)	The Amended and Restated Bylaws are incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-68665). A further amendment to the Bylaws adopted by a Resolution of the Board of Directors dated July 19, 2001 is incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended June 30, 2001 (File No. 000-25317).
(6)	Incorporated by reference to the Registrant’s Quarterly Report on Form 10-Q for the Quarterly Period Ended March 31, 2001 (File No. 000-25317).